SETTLEMENT AGREEMENT AND GENERAL AND MUTUAL RELEASE

This Settlement Agreement and General and Mutual Release (the “Agreement”) is on this ____ day of December, 2025 by and between Sow Good Inc. (the “Company”) and _________ (the “Director”), collectively known herein as the “Parties.”

WHEREAS, the Director was elected to act as a Member of the Board of Directors of the Company (the “Services”).

WHEREAS, the Director has provided the Services commonly performed by a director of a company in a similar position.

WHEREAS, there is no dispute as to the provision of the Services nor any disagreements with the Company.

WHEREAS, in connection with, and as a condition to the transactions contemplated, by the Securities Purchase Agreement, dated December 31, 2025 between the Company and David Lazar (the “Purchase Agreement”), the Parties desire and intend that this Agreement supplement and modify all prior contracts, agreements and understandings between the Parties.

WHEREAS, upon and subject to the terms and conditions of this Agreement, the Parties desire that the Director submits his resignation, as provided in Section 2, to be effective as of the Resignation Effective Date.

NOW, THEREFORE, the Parties, intending to be legally bound, and in consideration of the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, agree as follows:

1.
Settlement Due to the Director from the Company.

On the Resignation Effective Date, the Company shall pay to the Director _________ shares of common stock of the Company, representing the unpaid director’s fees as of the date hereof as applicable to the Director.

2.
Resignation, Release and Covenant Not to Sue.

The Director hereby agrees to confirm the termination of his service as a director on the Board of Directors by also resigning as a director of the Board of Directors of the Company to be effective on the closing of the Purchase Agreement (the “Resignation Effective Date. The Director irrevocably and unconditionally releases, acquits and forever discharges the Company and any principals and any successors and assigns (and any officers, directors, shareholders, managers, members, employees, representatives, attorneys, consultants, and agents of such entities) (hereinafter referred to for purposes of this section as the “Clients”), from covenants not to sue or initiate any action for, any and all claims, demands, rights, causes of action, liens, actions, suits, attorneys’ fees, costs, damages, losses, expenses and contractual obligations of whatever kind or nature, whether absolute or contingent, liquidated or unliquidated, direct or indirect, in law or in equity, fully accrued or not fully accrued, matured or unmatured, known or unknown, foreseen or unforeseen, suspected or unsuspected, relating to any matter whatsoever (collectively, “Claims”) which the Director had, currently has, shall or may have; provided that such release shall not apply to any Claims relating to Company indemnification obligations to the Director in connection with actions in [his/her] capacity as a director of a Board of Directors of the Company. Notwithstanding the foregoing, the release contained herein shall not release the Director from [her/his] obligations pursuant to this Agreement.

The Company, for itself and for its successors and assigns, hereby irrevocably and unconditionally releases, acquits and forever discharges the Director, any successors and assigns (and any officers, directors, shareholders, managers, members, employees, representatives, attorneys, consultants, and agents of such entities), from any and all Claims (as defined above) which the Company had, currently has, shall or may have. Notwithstanding the foregoing, the release contained herein shall not release the Company from their obligations pursuant to this Agreement, and shall not release the Company from maintaining commercially reasonable D&O insurance coverage (or tail policy) to cover Director’s actions in [his/her] former capacity as a director on the Board of Directors of the Company.

3. No Admission. The Parties understand and agree that this Agreement shall not be construed as (i) an admission of liability by one party to the other, (ii) that either party has violated any federal, state or local statute, law, ordinance or regulation, or (iii) there has been any material disagreements with the Company.

4. Binding Agreement. This Agreement constitutes the entire and complete understanding between the Parties hereto, and no other representation, promise, or agreement shall be binding upon either of them unless it is in writing and executed by the Parties. This Agreement supersedes all prior agreements between the Parties; however, this Agreement does not supersede the Indemnification Agreement entered into between the Company and the Director, which remains in full force and effect. This Agreement shall be binding upon the Parties hereto and their respective successors and assigns. The Parties agree and stipulate that this Agreement is enforceable in all respects and is not subject to any affirmative claim, once this Agreement is executed.

5. Amendment. This Agreement may not be amended or modified in any manner except by a writing signed by each of the Parties hereto.

6. Recitals. The Parties hereto acknowledge and agree that the recitals set forth at the beginning of this Agreement are true and correct in all respects and are incorporated herein by this reference.

7. Governing Law; Venue. This Agreement is made and delivered in and shall be governed by and construed in accordance with, the applicable laws of the State of Delaware. Any suit involving any dispute or matter arising under this Agreement, the Parties hereby consent to personal jurisdiction in the State of Delaware.

8. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the provision shall be modified to the extent necessary to render it enforceable and, if necessary, shall be fully severable.

9. Authority. Each signer below warrants that [she/he] has actual authority to enter into this Agreement. It is understood that each party to this Agreement is relying on the other party executing [her/his] Agreement having actual authority to enter into the Agreement.

10.
Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement and each of which shall be deemed an original. An executed counterpart of this Agreement faxed or scanned and emailed shall have the same force and effect as an originally executed counterpart.
11.
Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

12.
Encouragement to Consult Attorney; Time to Consider Agreement. EACH OF THE PARTIES REPRESENTS THAT THIS AGREEMENT HAS BEEN ENTERED INTO FREELY AND VOLUNTARILY; THAT IT HAS HAD THE OPPORTUNITY TO ASCERTAIN AND WEIGH ALL OF THE FACTS AND CIRCUMSTANCES LIKELY TO INFLUENCE ITS JUDG-MENTS; THAT IT HAS HAD THE OPPORTUNITY TO SEEK AND OBTAIN LEGAL COUNSEL, AND HAS AVAILED ITSELF OF COUNSEL PRIOR TO SIGNING THIS AGREEMENT, AND TO BE DULY APPRISED OF ITS LEGAL RIGHTS; AND THAT IT HAS READ AND FULLY UNDERSTANDS THE TERMS OF THE AGREEMENT.

13.
Non-Disparagement. The Parties agree that they will not say, write or cause to be said or written, any statement that may be considered defamatory, derogatory or disparaging of any of the other Parties.

IN WITNESS WHEREOF, the Parties have made and entered into this Settlement Agreement and General and Mutual Release as of the date set forth above.

Sow Good Inc.

_____________________________

By:

Its:

[DIRECTOR NAME]

____________________________

Name: